Exhibit 99.1

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

21ST CENTURY FOX REPORTS FULL YEAR INCOME FROM CONTINUING OPERATIONS PER SHARE OF

$3.93 AND FULL YEAR TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND

AMORTIZATION OF $6.72 BILLION ON TOTAL REVENUE OF $28.99 BILLION

Full Year Highlights

•	Adjusted OIBDA(1) increased 3% to $6.49 billion. Adjusted income from continuing operations per share(2) increased 11% to $1.72

•

Company netted $7.3 billion in net proceeds from selling its stakes in Sky Italia and Sky Deutschland AG to Sky plc, and acquiring approximately $900 million of additional shares in Sky and Sky’s 21% stake of National Geographic Channels International.

•	Company repurchased 175 million Class A shares for $6 billion over last 12 months.

•	Company substantially raised the profile of its sports networks with the widely viewed broadcasts of the ICC Cricket World Cup, FIFA Women’s World Cup and U.S. Open Golf Championship.

•

Star India launched hotstar, its new mobile and online entertainment destination, which achieved 20 million downloads in four months, one of the fastest adoptions of any new digital service anywhere in the world.

•

Twentieth Century Fox Film set an all-time industry record for annual global box office receipts in calendar 2014. The studio also garnered the Oscar for Best Picture with its release of Birdman: Or (The Unexpected Virtue of Ignorance), the second consecutive year the studio won this coveted award.

•	Twentieth Century Fox Television produced and the FOX Broadcast Network aired last season’s number one series on television, Empire.

•	At year-end, the Company announced management changes with Lachlan Murdoch named Executive Chairman and James Murdoch named Chief Executive Officer.

•	Company today announces new $5 billion authorization to its buyback program intended to be completed over next 12 months.

NEW YORK, NY, August 5, 2015 – Twenty-First Century Fox, Inc. (“21st Century Fox” or the “Company” — NASDAQ: FOXA, FOX) today reported financial results for the three months and full year ended June 30, 2015.

Commenting on the results, Executive Chairman Rupert Murdoch said:

“We made clear operational strides over the last year that will further position us to benefit from the strong and growing global demand for high quality video content. We delivered a solid financial performance, driven by

(1)

Total segment operating income before depreciation and amortization (“OIBDA”) is a non-GAAP financial measure. See page 13 for a description of total segment OIBDA and for a reconciliation from revenues to total segment OIBDA and from total segment OIBDA to income from continuing operations before income tax expense.

(2)

See page 16 for a reconciliation of reported income and earnings per share from continuing operations attributable to stockholders to adjusted income and adjusted earnings per share from continuing operations attributable to stockholders.

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

sustained gains in affiliate fees, while we continued to invest in building our new channels Fox Sports 1, FXX and Star Sports. The appeal of our new sports rights resonated with consumers globally, whether it was STAR Sports in India setting new records with hundreds of millions of viewers for the ICC Cricket World Cup, or the more than 25 million viewers who watched the Women’s World Cup Final on FOX. Our film studio achieved outstanding critical and box-office success with a truly diverse range of films and we are proud of the creative excellence that earned it the most Academy Awards in the industry. Our company is well positioned for this time of opportunity in our industry. We will balance the utilization of our strong balance sheet to drive growth. Today’s announcement of our new $5 billion buyback authorization reflects our ongoing program to provide direct shareholder returns.”

Full Year Company Results

The Company reported total revenues of $28.99 billion, a $2.88 billion decrease from prior year revenues of $31.87 billion. Excluding the net revenues from the Direct Broadcast Satellite Television (“DBS”) businesses, Sky Italia and Sky Deutschland AG, which were sold in November 2014 to Sky plc (“Sky”), in both years, adjusted revenues increased $890 million, or 3%, over the $26.06 billion of adjusted revenues in the prior year. This increase was primarily driven by double-digit revenue growth at the Cable Network Programming segment.

The Company reported annual total segment operating income before depreciation and amortization (“OIBDA”) of $6.72 billion which is equal to the amount reported in the prior year. Excluding the OIBDA contributions from the DBS businesses in both years, OIBDA increased $197 million, or 3%, over the $6.29 billion of adjusted OIBDA in the prior year, due to higher contributions from the Company’s Cable Network Programming and Filmed Entertainment segments.

The Company reported annual income from continuing operations attributable to stockholders of $8.37 billion ($3.93 per share), compared with $3.79 billion ($1.67 per share) in the prior year. The full year results include $4.20 billion of income in Other, net, principally reflecting the gain on the Company’s sale of the DBS businesses to Sky partially offset by approximately $800 million in charges recorded in the fourth quarter principally related to programming inventory that will no longer be aired, contract termination costs for a cancelled Indian cricket tournament and the disposition of certain pension liabilities. The full year results also include approximately $800 million in gains included in Equity earnings of affiliates primarily related to the Company’s share of Sky’s gains on the sale of certain investments. Excluding the net income effects in both years of Other, net and gains and other adjustments related to Sky and Endemol Shine Group included in Equity earnings from affiliates, adjusted annual income per share from continuing operations attributable to stockholders was $1.72 compared with the adjusted year-ago result of $1.55.

Fourth Quarter Company Results

The Company reported quarterly revenues of $6.21 billion, a $2.22 billion decline from the $8.42 billion of revenues reported in the prior year quarter. Excluding the prior year quarter’s net revenues from the DBS businesses, adjusted revenues decreased $635 million, or 9%, from the $6.84 billion of adjusted revenue in the prior year quarter. This decrease primarily reflects lower revenues generated at the Filmed Entertainment segment partially offset by a 7% increase at the Cable Network Programming segment due to higher affiliate revenues.

Quarterly total segment OIBDA of $1.54 billion declined by $222 million from the $1.77 billion reported in the prior year quarter. Excluding the OIBDA contributions from the DBS businesses in the prior year quarter, OIBDA declined $76 million, or 5%, as growth at the Cable Network Programming segment was more than offset by lower contributions from the Company’s Television and Filmed Entertainment segments.

The Company reported quarterly income from continuing operations attributable to stockholders of $116 million ($0.06 per share), as compared to $966 million ($0.43 per share) reported in the corresponding period of the prior year. Excluding the net income effects of Other, net and adjustments to Equity earnings of affiliates, including adjustments related to Sky and Endemol Shine Group, fourth quarter adjusted earnings per share was $0.39 versus adjusted earnings per share of $0.42 in the same quarter of the prior year.

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

REVIEW OF SEGMENT OPERATING RESULTS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014
	US $ Millions
Revenues

Cable Network Programming	$3,568	$3,347	$13,773	$12,273
Television	987	1,031	4,895	5,296
Filmed Entertainment	1,907	2,803	9,525	9,679
Direct Broadcast Satellite Television	—	1,593	2,112	6,030
Other, Corporate and Eliminations	(257)	(350)	(1,318)	(1,411)

Total Revenues	$6,205	$8,424	$28,987	$31,867

Less: DBS businesses, net of intercompany eliminations	—	(1,584)	(2,035)	(5,805)

Adjusted Total Revenues	$6,205	$6,840	$26,952	$26,062

Segment OIBDA

Cable Network Programming	$1,218	$1,202	$4,648	$4,407
Television	113	145	718	882
Filmed Entertainment	269	339	1,445	1,358
Direct Broadcast Satellite Television	—	146	234	424
Other, Corporate and Eliminations	(56)	(66)	(323)	(356)

Total Segment OIBDA	$1,544	$1,766	$6,722	$6,715

Less: DBS businesses	—	(146)	(234)	(424)

Adjusted Total Segment OIBDA	$1,544	$1,620	$6,488	$6,291

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

CABLE NETWORK PROGRAMMING

Full Year Segment Results

Cable Network Programming annual segment OIBDA increased 5% to $4.65 billion, driven by a 12% revenue increase led by continued strong affiliate revenue growth and higher advertising revenues. The revenue improvement was partially offset by a 16% increase in expenses, representing higher sports programming costs driven by the broadcasts of the ICC Cricket World Cup at STAR Sports, increased Major League Baseball and NASCAR rights costs at Fox Sports 1 (“FS1”), and higher professional team rights costs at the regional sports networks (“RSNs”) as well as increased entertainment programming costs at FX Networks. The segment OIBDA growth was adversely impacted by 5% from foreign exchange rate fluctuations, primarily in Latin America and Europe.

Domestic affiliate revenue increased 17% reflecting the combination of sustained growth at the regional sports networks (“RSNs”), Fox News Channel and FX Networks, increased contribution from FS1, and the consolidation of the Yankees Entertainment and Sports Network (the “YES Network”). International affiliate revenue increased 3% driven by strong local currency growth at the Fox International Channels (“FIC”) and STAR, partially offset by a 12% adverse impact from the strengthened U.S. dollar.

Domestic advertising revenue grew 4% over the prior year period led by double-digit growth at the sports channels, including the impact of the consolidation of the YES Network, as well as growth at Fox News and FX Networks. International advertising revenue increased 14% due to strong local currency growth at STAR and FIC which was partially offset by a 5% adverse impact from the strengthened U.S. dollar.

OIBDA from the domestic channels increased 12% from the prior year, led by strong double-digit growth at the RSNs, which includes the impact of the consolidation of the YES Network, as well as higher contributions from Fox News Channel and National Geographic Channels. Annual OIBDA at the Company’s international cable channels declined 16% from the prior year as double digit local currency growth at the FIC channels and STAR entertainment channels was more than offset by the impact of the ICC Cricket World Cup at STAR Sports and the adverse impact from the strengthened U.S. dollar, primarily in Latin America and Europe.

Fourth Quarter Segment Results

Cable Network Programming quarterly segment OIBDA of $1.22 billion increased 1% over the result reported in the corresponding period of the prior year. A 7% increase in revenues from higher affiliate and advertising revenues was offset by a 10% increase in segment expenses, principally driven by higher sports programming costs at FS1 related to both new events, including the FIFA Women’s World Cup and the U.S. Open Golf Championship, and NASCAR. Segment OIBDA growth was adversely impacted by 4% from foreign exchange rate fluctuations.

Domestic affiliate revenue rose 12% reflecting sustained growth at FS1, the RSNs, Fox News, and FX Networks. International affiliate revenue decreased 2% as strong local currency growth at FIC and STAR channels was more than offset by an 11% adverse impact from the strengthened U.S. dollar.

Domestic advertising revenue decreased 2% in the quarter versus the prior year period as increased sports advertising revenues from FS1 and the RSN’s were more than offset by lower entertainment advertising revenues at FX Networks due to the ratings impact from airing lower original programming hours. International advertising revenue increased 14% as strong double digit local currency growth at STAR and higher FIC growth led by the inclusion of Fox Turkey beginning this quarter were partially offset by a negative 9% impact from foreign exchange rate fluctuations.

OIBDA from the domestic channels decreased 1% from the corresponding period in the prior year as higher contributions at FX Networks, Fox News and the RSNs were more than offset by reduced contributions at FS1 relating to planned higher event sports programming costs. Quarterly OIBDA at the Company’s international cable channels increased 13% from the corresponding period of the prior year as double digit local currency growth at the FIC channels and STAR channels was partially offset by the adverse impact from the strengthened U.S. dollar.

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

TELEVISION

Full Year Segment Results

Full year segment OIBDA of $718 million decreased $164 million or 19% versus the prior year. The decline principally reflects the absence of advertising revenue and OIBDA generated from the broadcast of the Super Bowl in the prior year. Excluding the impact of the Super Bowl in the prior year, segment revenues were consistent with the year ago as strong retransmission consent revenue growth was counterbalanced by a 6% decline in advertising revenues reflecting overall lower general entertainment ratings at the FOX Broadcast Network.

Fourth Quarter Segment Results

Television generated quarterly segment OIBDA of $113 million compared to the $145 million reported in the prior year quarter as higher retransmission consent revenues were more than offset by lower advertising revenues and higher sports programming costs principally from the U.S. Open Golf Championship and FIFA Women’s World Cup events. Quarterly advertising revenues declined 14% from the corresponding period in the prior year due to lower general entertainment ratings, led by American Idol and The Following.

FILMED ENTERTAINMENT

Full Year Segment Results

Full year segment OIBDA of $1.45 billion increased $87 million, or 6%, over prior year amounts reflecting higher film studio contributions partially offset by lower contributions from the television production businesses and the absence of full year contributions from Shine Group (“Shine”), which was contributed into the Endemol Shine Group joint venture in December 2014. The film studio’s growth was led by strong worldwide theatrical and home entertainment performance across a diverse set of releases, including Dawn of the Planet of the Apes, The Fault In Our Stars, Taken 3, Gone Girl, Kingsman: The Secret Service and The Maze Runner as well as the home entertainment performance of Rio 2. The film studio’s commercial and creative success was further highlighted by the all-time industry record it set of more than $5.5 billion in global box-office receipts for calendar 2014, as well as its industry leading 8 Academy Awards for Fox Searchlight, including Best Picture for Birdman: Or (The Unexpected Virtue of Ignorance). Segment OIBDA growth was also adversely impacted by 9% from foreign exchange rate fluctuations.

Fourth Quarter Segment Results

Filmed Entertainment generated fourth quarter segment OIBDA of $269 million, a $70 million decrease from the $339 million reported in the same period a year-ago. More than half of this decrease was due to the absence of contributions from Shine. The results also reflect lower contributions from the television production business due to lower network revenues due to fewer episodes of Glee and the absence of a new season of 24. Total segment revenues of $1.9 billion were $896 million lower than the prior year due to the absence of revenue from Shine as well as lower theatrical revenues due to difficult comparisons to the prior year which included the successful theatrical releases of X-Men: Days of Future Past and Rio 2. Segment OIBDA growth was also adversely impacted by 13% from foreign exchange rate fluctuations.

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

REVIEW OF EQUITY EARNINGS (LOSSES) OF AFFILIATES’ RESULTS

The Company’s share of equity earnings (losses) of affiliates is as follows:

			Three Months Ended June 30,		Twelve Months Ended June 30,
	% Owned		2015	2014	2015	2014
			US $ Millions
Sky	39	% (1)	$(6)	$178	$1,139	$619
Other affiliates	Various	(2)	(49)	14	(235)	3

Total equity (losses) earnings of affiliates			$(55)	$192	$904	$622

(1)	Please refer to Sky’s earnings releases for detailed information.
(2)	Primarily comprised of Endemol Shine Group, Hulu and STAR equity affiliates, as well as the YES Network through February 2014 in the prior year.

Full Year Results

Annual equity earnings from affiliates were $904 million as compared with $622 million in the prior year. The increased contributions from affiliates reflects increased contributions from Sky primarily resulting from the Company’s share of Sky’s gains on the sale of its ownership stakes in National Geographic Channels International, Sky Betting & Gaming (“Sky Bet”) and its shares in ITV partially offset by purchase price amortization recorded by Sky related to its acquisition of the DBS businesses from the Company, as well as the absence of pre-tax gains related to the Company’s participation in Sky’s share repurchase program which ended last fiscal year. The higher Sky contributions were partially offset by the inclusion of equity losses of Endemol Shine Group, the absence of the YES Network contributions in the current year resulting from its consolidation in February 2014 and higher losses from Hulu.

Fourth Quarter Results

Quarterly losses from affiliates were $55 million as compared to equity earnings from affiliates of $192 million in the same period a year-ago. This $247 million decrease primarily reflects lower contributions from Sky, primarily due to the absence of a share repurchase gain in the current quarter, and higher losses from Hulu.

OTHER ITEMS

Share repurchases

During the quarter, the Company repurchased 34 million shares of Class A Common Stock for $1.16 billion bringing the total fiscal year repurchase to 175 million shares of Class A Common Stock for $5.94 billion. As a result of the stock repurchase program, diluted weighted average common stock outstanding of 2.06 billion in this year’s quarter declined 8% from 2.23 billion in the same period a year ago.

Last year, on August 5, 2014, the Company announced that its Board of Directors authorized the repurchase of $6 billion of Class A Common Stock, excluding commissions, which replaced the remaining authorized amount under the stock repurchase program. The Company has fully utilized this stock repurchase authorization, repurchasing 175 million shares of Class A Common Stock over the past twelve months.

On August 4, 2015, the Board of Directors authorized the repurchase of an additional $5 billion of Class A Common Stock, excluding commissions. The Company intends to repurchase such shares over the next twelve months.

Dividends

The Company has declared a dividend of $0.15 per Class A and Class B share. This dividend is payable on October 14, 2015 with a record date for determining dividend entitlements of September 9, 2015.

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

To receive a copy of this press release through the Internet, access 21st Century Fox’s corporate Web site located at http://www.21cf.com.

Audio from 21st Century Fox’s conference call with analysts on the full year and fourth quarter results can be heard live on the Internet at 5:30 p.m. Eastern Standard Time today. To listen to the call, visit http://www.21cf.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Julie Henderson, Press Inquiries
212-852-7092 Mike Petrie, Investor Relations 212-852-7130	310-369-0773 Nathaniel Brown, Press Inquiries 212-852-7746

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014
	US $ Millions, except per share amounts
Revenues	$6,205	$8,424	$28,987	$31,867

Operating expenses	(3,786)	(5,635)	(18,561)	(21,108)
Selling, general and administrative	(894)	(1,047)	(3,784)	(4,129)
Depreciation and amortization	(135)	(302)	(736)	(1,142)
Equity (losses) earnings of affiliates	(55)	192	904	622
Interest expense, net	(291)	(291)	(1,198)	(1,121)
Interest income	8	5	39	26
Other, net	(812)	51	4,196	174

Income from continuing operations before income tax expense	240	1,397	9,847	5,189
Income tax expense	(93)	(343)	(1,243)	(1,272)

Income from continuing operations	147	1,054	8,604	3,917
(Loss) income from discontinued operations, net of tax	(29)	33	(67)	729

Net Income	$118	$1,087	$8,537	$4,646

Less: Net income attributable to noncontrolling interests	(31)	(88)	(231)	(132)

Net income attributable to Twenty-First Century Fox, Inc. stockholders	$87	$999	$8,306	$4,514

Weighted average shares:	2,060	2,228	2,130	2,269

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.06	$0.43	$3.93	$1.67

Net income attributable to Twenty-First Century Fox, Inc. stockholders per	$0.04	$0.45	$3.90	$1.99

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

CONSOLIDATED BALANCE SHEETS

	June 30,
	2015	2014
	US $ Millions
Assets:
Current assets:
Cash and cash equivalents	$8,428	$5,415
Receivables, net	5,912	6,468
Inventories, net	2,749	3,092
Other	287	401

Total current assets	17,376	15,376

Non-current assets:
Receivables, net	394	454
Investments	4,529	2,859
Inventories, net	6,411	6,442
Property, plant and equipment, net	1,722	2,931
Intangible assets, net	6,320	8,072
Goodwill	12,513	18,052
Other non-current assets	786	607

Total assets	$50,051	$54,793

Liabilities and Equity:
Current liabilities:
Borrowings	$244	$799
Accounts payable, accrued expenses and other current liabilities	3,937	4,183
Participations, residuals and royalties payable	1,632	1,546
Program rights payable	1,001	1,638
Deferred revenue	448	690

Total current liabilities	7,262	8,856

Non-current liabilities:
Borrowings	18,795	18,259
Other liabilities	3,105	3,507
Deferred income taxes	2,082	2,729
Redeemable noncontrolling interests	621	541
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	12	14
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	13,427	15,041
Retained earnings	5,343	2,389
Accumulated other comprehensive loss	(1,570)	(34)

Total Twenty-First Century Fox, Inc. stockholders’ equity	17,220	17,418
Noncontrolling interests	966	3,483

Total equity	18,186	20,901

Total liabilities and equity	$50,051	$54,793

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended June 30,
	2015	2014
	US $ Millions
Operating activities:
Net Income	$8,537	$4,646
Less: (Loss) income from discontinued operations, net of tax	(67)	729

Income from continuing operations	8,604	3,917
Adjustments to reconcile income from continuing operations to cash provided by operating activities:
Depreciation and amortization	736	1,142
Amortization of cable distribution investments	80	85
Equity-based compensation	83	129
Equity earnings of affiliates	(904)	(622)
Cash distributions received from affiliates	352	358
Other, net	(4,196)	(174)
Deferred income taxes	171	(39)
Change in operating assets and liabilities, net of acquisitions and dispositions:
Receivables and other assets	(261)	(846)
Inventories net of program rights payable	(825)	(905)
Accounts payable and other liabilities	(223)	(81)

Net cash provided by operating activities from continuing operations	3,617	2,964

Investing activities:
Property, plant and equipment	(424)	(678)
Acquisitions, net of cash acquired	(142)	(692)
Investments in equity affiliates	(1,249)	(19)
Other investments	(76)	(64)
Proceeds from dispositions, net	8,627	518

Net cash provided by (used in) investing activities from continuing operations	6,736	(935)

Financing activities:
Borrowings	3,161	1,155
Repayment of borrowings	(2,845)	(296)
Issuance of shares and excess tax benefit from equity-based compensation	51	66
Repurchase of shares	(5,939)	(3,772)
Dividends paid and distributions	(878)	(792)
Purchase of subsidiary shares from noncontrolling interests	(652)	(127)
Distribution to News Corporation	—	(10)

Net cash used in financing activities from continuing operations	(7,102)	(3,776)

Net (decrease) increase in cash and cash equivalents from discontinued operations	(49)	571

Net increase (decrease) in cash and cash equivalents	3,202	(1,176)
Cash and cash equivalents, beginning of year	5,415	6,659
Exchange movement on cash balances	(189)	(68)

Cash and cash equivalents, end of year	$8,428	$5,415

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

SEGMENT INFORMATION

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014
	US $ Millions
Revenues

Cable Network Programming	$3,568	$3,347	$13,773	$12,273
Television	987	1,031	4,895	5,296
Filmed Entertainment	1,907	2,803	9,525	9,679
Direct Broadcast Satellite Television	—	1,593	2,112	6,030
Other, Corporate and Eliminations	(257)	(350)	(1,318)	(1,411)

Total Revenues	$6,205	$8,424	$28,987	$31,867

Less: DBS businesses, net of intercompany eliminations	—	(1,584)	(2,035)	(5,805)

Adjusted Total Revenues	$6,205	$6,840	$26,952	$26,062

Segment OIBDA

Cable Network Programming	$1,218	$1,202	$4,648	$4,407
Television	113	145	718	882
Filmed Entertainment	269	339	1,445	1,358
Direct Broadcast Satellite Television	—	146	234	424
Other, Corporate and Eliminations	(56)	(66)	(323)	(356)

Total Segment OIBDA	$1,544	$1,766	$6,722	$6,715

Less: DBS businesses	—	(146)	(234)	(424)

Adjusted Total Segment OIBDA	$1,544	$1,620	$6,488	$6,291

Depreciation and Amortization

Cable Network Programming	$75	$75	$294	$232
Television	31	26	115	105
Filmed Entertainment	23	35	107	133
Direct Broadcast Satellite Television	—	162	202	657
Other, Corporate and Eliminations	6	4	18	15

Total Depreciation and Amortization *	$135	$302	$736	$1,142

Less: DBS businesses	—	(162)	(202)	(657)

Adjusted Total Depreciation and Amortization	$135	$140	$534	$485

*

The three months ended June 30, 2015 and 2014 include the amortization of definite lived intangible assets of $60 million and $101 million, respectively. The twelve months ended June 30, 2015 and 2014 include the amortization of definite lived intangible assets of $303 million and $401 million, respectively. These amounts principally reflect purchase price amortization related to acquisitions.

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

CONSOLIDATED REVENUES BY COMPONENT

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014
	US $ Millions
Affiliate Fees	$2,701	$2,437	$10,353	$8,984
Subscription	—	1,406	1,964	5,467
Advertising	1,665	1,874	7,609	8,218
Content	1,739	2,461	8,677	8,596
Other	100	246	384	602

Total Revenues	$6,205	$8,424	$28,987	$31,867

CONSOLIDATED ADJUSTED REVENUES BY COMPONENT (EXCLUDING DBS BUSINESSES, NET OF ELIMINATIONS)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014
	US $ Millions
Affiliate Fees	$2,701	$2,465	$10,396	$9,108
Advertising	1,665	1,759	7,503	7,870
Content	1,739	2,483	8,700	8,665
Other	100	133	353	419

Total Adjusted Revenues	$6,205	$6,840	$26,952	$26,062

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates the performance of its operating segments based on segment operating income before depreciation and amortization (“OIBDA”), and management uses total segment OIBDA as a measure of the performance of operating businesses separate from non-operating factors. Total segment OIBDA is a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements. This measure excludes items, such as depreciation and amortization as well as impairment charges, which are significant components in assessing the Company’s financial performance.

Management believes that total segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business and provides investors and equity analysts a measure to analyze operating performance of the Company’s business and enterprise value against historical data and competitors’ data. Segment OIBDA is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources to the Company’s business segments.

Segment OIBDA does not include depreciation and amortization and the amortization of cable distribution investments and eliminates the variable effect across all business segments of depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and, as such, it is excluded from segment operating income before depreciation and amortization.

In addition, total segment OIBDA does not include: Impairment charges, Discontinued operations, Equity earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense and Net income attributable to noncontrolling interests.

The following tables reconcile revenues to total segment OIBDA and from total segment OIBDA to Income from continuing operations before income tax expense:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014
	US $ Millions
Revenues	$6,205	$8,424	$28,987	$31,867
Operating expenses	(3,786)	(5,635)	(18,561)	(21,108)
Selling, general and administrative	(894)	(1,047)	(3,784)	(4,129)
Add: Amortization of cable distribution investments	19	24	80	85

Total Segment OIBDA	1,544	1,766	6,722	6,715
Amortization of cable distribution investments	(19)	(24)	(80)	(85)
Depreciation and amortization	(135)	(302)	(736)	(1,142)
Equity (losses) earnings of affiliates	(55)	192	904	622
Interest expense, net	(291)	(291)	(1,198)	(1,121)
Interest income	8	5	39	26
Other, net	(812)	51	4,196	174

Income from continuing operations before income tax expense	$240	$1,397	$9,847	$5,189

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

	Three Months Ended June 30, 2015 US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$3,568	$(2,369)	$19	$1,218
Television	987	(874)	—	113
Filmed Entertainment	1,907	(1,638)	—	269
Direct Broadcast Satellite Television	—	—	—	—
Other, Corporate and Eliminations	(257)	201	—	(56)

Consolidated Total	$6,205	$(4,680)	$19	$1,544

Less: DBS businesses, net of intercompany eliminations	—	—	—	—

Adjusted Consolidated Total	$6,205	$(4,680)	$19	$1,544

	Three Months Ended June 30, 2014 US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$3,347	$(2,169)	$24	$1,202
Television	1,031	(886)	—	145
Filmed Entertainment	2,803	(2,464)	—	339
Direct Broadcast Satellite Television	1,593	(1,447)	—	146
Other, Corporate and Eliminations	(350)	284	—	(66)

Consolidated Total	$8,424	$(6,682)	$24	$1,766

Less: DBS businesses, net of intercompany eliminations	(1,584)	1,438	—	(146)

Adjusted Consolidated Total	$6,840	$(5,244)	$24	$1,620

	Twelve Months Ended June 30, 2015 US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$13,773	$(9,205)	$80	$4,648
Television	4,895	(4,177)	—	718
Filmed Entertainment	9,525	(8,080)	—	1,445
Direct Broadcast Satellite Television	2,112	(1,878)	—	234
Other, Corporate and Eliminations	(1,318)	995	—	(323)

Consolidated Total	$28,987	$(22,345)	$80	$6,722

Less: DBS businesses, net of intercompany eliminations	(2,035)	1,801	—	(234)

Adjusted Consolidated Total	$26,952	$(20,544)	$80	$6,488

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

	Twelve Months Ended June 30, 2014 US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$12,273	$(7,951)	$85	$4,407
Television	5,296	(4,414)	—	882
Filmed Entertainment	9,679	(8,321)	—	1,358
Direct Broadcast Satellite Television	6,030	(5,606)	—	424
Other, Corporate and Eliminations	(1,411)	1,055	—	(356)

Consolidated Total	$31,867	$(25,237)	$85	$6,715

Less: DBS businesses, net of intercompany eliminations	(5,805)	5,381	—	(424)

Adjusted Consolidated Total	$26,062	$(19,856)	$85	$6,291

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS FROM CONTINUING OPERATIONS

The calculation of income and earnings per share (“EPS”) from continuing operations attributable to stockholders excluding Equity affiliate adjustments and Other, net, net of tax (“adjusted income and diluted EPS from continuing operations attributable to stockholders”) may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Adjusted income and diluted EPS from continuing operations attributable to stockholders are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income and EPS as determined under GAAP as a measure of performance. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The Company uses adjusted income and diluted EPS from continuing operations attributable to stockholders to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

The following tables reconcile reported income and reported diluted EPS from continuing operations attributable to stockholders to adjusted income and diluted EPS from continuing operations attributable to stockholders for the three months and full year ended June 30, 2015 and 2014.

	Three Months Ended
	June 30, 2015		June 30, 2014
	Income	EPS	Income	EPS
	US $ Millions, except per share data
Income from continuing operations	$147		$1,054
Less: Net income attributable to noncontrolling interests	(31)		(88)

Income from continuing operations attributable to stockholders	$116	$0.06	$966	$0.43

Equity affiliate adjustments (net of provision for income taxes of $47 and -$21 for the three months ended June 30, 2015 and 2014, respectively)(a)	85	0.04	(29)	(0.01)

Other, net (net of provision for income taxes of $213 and -$40 for the three months ended June 30, 2015 and 2014, respectively)	599	0.29	(11)	—

As adjusted	$800	$0.39	$926	$0.42

(a)

Equity earnings of affiliates for the three months ended June 30, 2015 was adjusted to remove from Sky’s results 21st Century Fox’s share of Sky’s purchase price amortization and other costs related to its acquisition of the DBS businesses from the Company as well as restructuring costs and a USGAAP adjustment on the gain on the sale of Sky Bet and from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s debt revaluation and other discrete costs. Equity earnings of affiliates for the three months ended June 30, 2014 was adjusted to exclude 21st Century Fox’s gain on the Sky repurchase program.

EARNINGS RELEASE FOR THE YEAR AND QUARTER ENDED JUNE 30, 2015

	Twelve Months Ended
	June 30, 2015		June 30, 2014
	Income	EPS	Income	EPS
	US $ Millions, except per share data
Income from continuing operations	$8,604		$3,917
Less: Net income attributable to noncontrolling interests	(231)		(132)

Income from continuing operations attributable to stockholders	$8,373	$3.93	$3,785	$1.67

Equity affiliate adjustments (net of provision for income taxes of -$185 and -$46 for the twelve months ended June 30, 2015 and 2014, respectively)(a)	(345)	(0.16)	(88)	(0.04)

Other, net (net of provision for income taxes of $164 and $2 for the twelve months ended June 30, 2015 and 2014, respectively)	(4,360)	(2.05)	(176)	(0.08)

As adjusted	$3,668	$1.72	$3,521	$1.55

(a)

Equity earnings of affiliates for the twelve months ended June 30, 2015 was adjusted to remove from Sky’s results 21st Century Fox’s share of Sky’s gain on the sale of its ownership stakes in National Geographic Channels International, Sky Bet and ITV, partially offset by purchase price amortization and other costs related to its acquisition of the DBS businesses from the Company and restructuring costs and from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s debt revaluation and other discrete costs. Equity earnings of affiliates for the twelve months ended June 30, 2014 was adjusted to exclude 21st Century Fox’s gain on the Sky repurchase program.